Jennison Natural Resources Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



               August 27, 2008

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:  Rule 24f-2 Notice for Jennison Natural
     Resources Fund, Inc.
     File Nos. 811-05206 and 033-15166


     On behalf of the Jennison Natural Resources
Fund, Inc. enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at
 (973) 367-1220.

                              Very truly yours,


                              /s/_M. Sadiq
Peshimam
                              M. Sadiq Peshimam
                              Assistant
                         Treasurer